FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): January 5, 2006

                          GLOBETEL COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                      0-23532                  88-0292161
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                    Identification No.)

        9050 Pines Blvd., Suite 110, Pembroke Pines, FL            33024
          (Address of Principal Executive Offices)               (Zip Code)

      Registrant's telephone number, including area code: 954-241-0590

            Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)

The Board of Directors appointed Dorian Klein and Michael P. Catellano to serve as directors on GlobeTel's Board of Directors. Mr. Castellano shall serve as head of the audit committee.

Michael P. Castellano is a certified public accountant with more than 40 years of experience in the financial sector. His career includes executive positions in corporate accounting, finance, and administration at companies such as Avis, Inc., E.F. Hutton, Inc., and Fidelity Investments. At Fidelity, he held the positions of Vice President and Corporate Controller and was later appointed Senior Vice President and Chief Accounting Officer of the Fidelity Institutional Group. Later assignments included the positions of Executive Vice President and Chief Administrative Officer at Kobren Insight Group where he became a member of the Board of Directors in 1997. He was also a director and head of the Audit Committee for Puradyn Filter Technologies from 2001 through 2005 and ResortQuest International, a New York Stock Exchange listed property management company, from 2002 until November 2003 when it was acquired by Gaylord Entertainment. Mr. Castellano currently serves as a director and chairman of the Audit Committees of Sona Mobile and Sun Capital Advisers Trust. Mr. Castellano received a BS from Fordham University in 1962 and is a member of the American Institute of Certified Public Accounts

Dorian Klein has more than 25 years of professional experience in international finance and investments. He has a distinguished record as an investment banker having worked for more than 20 years in New York, London and Tokyo, including roles as Managing Director and Head of European Structured and Principal Finance at Merrill Lynch in London and as Managing Director and Head of Asset Finance at Bankers Trust in London. He also headed the Tokyo office of a highly successful boutique investment bank that he co-founded with his colleagues from Paine Webber during the 80's. During his career as an international investment banker, Mr. Klein structured or executed more than 500 complex securities transactions, in both public and private markets, involving every type of debt and equity security. Mr. Klein is currently the Managing Partner of Rubikon Partners, a private equity firm specializing in mid-cap European buy-ins and buy-outs, which he co-founded together with Dr. Henry Kissinger, the Hon. Thomas McLarty, Leo A. Daly and J. Randolph Dumas. He has also been a private investor in several European technology companies, including several in fields which are directly relevant to the business strategy of GlobeTel. Mr. Klein is also currently on the Boards of Investitori Associati (the largest Italian private equity fund) and Holding.com (a Dutch company with high-tech holdings throughout Europe). Mr. Klein is an alumnus of Yale University (BA in Mathematics) and the Harvard Business School (MBA in Finance).

Item 8.01

On January 5, 2005 the Company disseminated a press release announcing the appointment of Michael P. Castellano to the Company's Board of Directors; and did the same on January 11, 2005 for Mr. Klein

Exhibits.

      99.1     Press Release dated January 5, 2006
      99.2     Press Release dated January 11, 2006

                                    SIGNATURE

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       GlobeTel Communications Corp.


Dated: January 13, 2005                    By: /s/ Timothy M. Huff
                                           --------------------------
                                           Timothy M. Huff
                                           Chief Executive Officer